Exhibit 10.2

STOCK OPTION AGREEMENT

ALPHA TEKNOVA, INC.

2016 STOCK PLAN

This Stock Option Agreement (“Agreement”) is entered into effective             , 20  , by and between Alpha Teknova, Inc., a California corporation (“Company”), and Optionee (see below). Unless otherwise defined herein, all terms used in this Option Agreement shall have the same defined meanings as set forth in the 2016 Stock Plan (“Plan”), a copy of which is attached as Exhibit A.

1.    Grant of Option. Subject to the terms, definitions, and provisions of the Plan, Company hereby grants to Optionee an option to purchase shares of Common Stock (“Option”) as follows:

Optionee	(“Optionee”)

Date of Grant	(“Date of Grant”)

Vesting Start Date	(“Vesting Start Date”)

Number of Option Shares Granted	(“Option Shares”)

Exercise Price Per Share	(“Exercise Price”)

Total Exercise Price

Type of Option

Expiration Date	(“Expiration Date”).

Vesting Schedule	Subject to Optionee’s Continuous Status as an Employee or Consultant, 25% of the Option Shares will vest 12 months after the Vesting Start Date, and 1/48th of the Option Shares will vest on each month thereafter until the fourth (4th) anniversary after the Vesting Start Date.

Termination Period	Option may be exercised during the period beginning with the last day of employment as an Employee or Consultant and continuing for a period of 45 days thereafter (“Termination Period”), except as set out in Sections 6 and 7 hereof (but in no event later than the Expiration Date).

2.    Exercise of Option. The Option must be exercisable prior to the Expiration Date, in accordance with the provisions of Section 8 of the Plan, subject to the following:

(a)    Right to Exercise.

(i)    Only vested Option Shares may be exercised.

(ii)    The Option may not be exercised for a fraction of a share.

(iii)    In the event of Optionee’s death, disability, or other termination of employment or consulting relationship, the exercise of the Option is governed by Sections 5, 6, and 7 of this Agreement, subject to the limitation contained in Section 2(a)(iv) below.

(iv)    In no event may the Option be exercised after the Expiration Date (as set forth in Section 1 above).

(v)    In accordance with Section 6(c) of the Plan, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options must be treated as Nonstatutory Stock Options.

(b)    Method of Exercise. The Option is exercisable by delivery of a duly executed exercise notice in the form attached as Exhibit B (“Exercise Notice”) that will state the election to exercise the Option, the number of Shares being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice must be accompanied by payment of the Exercise Price and a signed Stock Restriction Agreement in the form of Exhibit C attached hereto. The Option will be deemed to be exercised upon receipt by the Company of the duly completed and executed Exercise Notice, Exercise Price and Stock Restriction Agreement.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares will be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.    Method of Payment. Payment of the Exercise Price will be by cash, check or, in the sole discretion of the Board, by (a) promissory note or (b) by reduction in the number of shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise.

4.    Restrictions on Exercise. The Option may not be exercised if the issuance of such Shares upon such exercise, or the method of payment of consideration for such Shares, would constitute a violation of any applicable federal or state securities, or other law or regulation.

5.    Termination of Relationship. Except as provided in Sections 6 and 7, in the event of termination of Optionee’s Continuous Status as an Employee or Consultant (as defined in the Plan), Optionee may, to the extent otherwise so entitled on the date of such termination, exercise the Option during the Termination Period set forth in Section 1 above.

6.    Disability of Optionee.

(a)    In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her disability, Optionee may, at any time within the six (6) months following the date of such termination (but in no event later than ten (10) years from the Date of Grant set forth in the applicable written option agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(b)    In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of a disability which does not qualify as permanent and total disability (as set forth in Section 22(e)(3) of the Code), if Optionee exercises the Option within the six (6) month period provided in Section 6(a) above, but beyond three (3) months after the date of termination, the Option will be disqualified for treatment as an Incentive Stock Option and the Option will be treated as a Nonstatutory Stock Option.

7.    Death of Optionee.

(a)    In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the Date of Grant, or within forty-five (45) days after the termination of Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than ten (10) years from the Date of Grant set forth in the applicable written option agreement), by the Optionee’s estate or by a “family member” (as defined in the Plan) who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death, or, if earlier, the date of termination of Optionee’s Continuous Status as an Employee or Consultant. To the extent that Optionee is not entitled to exercise the Option as set forth above, or if the Option is not exercised to the extent it is exercisable within the time specified herein, the Option will terminate.

(b)    In the event of the death of an Optionee within forty-five (45) days after the termination of Optionee’s Continuous Status as an Employee or Consultant, when the termination of an Optionee’s Continuous Status as an Employee or Consultant is not as a result of his or her permanent and total disability (as set forth in Section 22(e)(3) of the Code), if the Option is exercised within the six (6) month period provided in Section 7(a) above, but beyond three (3) months after the date of termination, the Options will be disqualified for treatment as Incentive Stock Options and they will be treated as Nonstatutory Stock Options.

8.    Cash-Out. In the event of a Change in Control, the Company may, in its discretion and upon at least ten (10) days’ advance notice to the Optionee, cancel the Option and pay to the Optionee the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor. For purposes of this Section, a “Change in Control” occurs when one person or entity (or more than one person and/or entity acting as a group) acquires after the date hereof (or has acquired during the twelve-month period ending on the date of the most recent acquisition after the date hereof) shares of Company stock constituting more than 50% of the total voting power of the Company.

9.    Buyout Provisions. Upon the termination of Optionee’s Continuous Status as an Employee or Consultant, the Board may, in lieu of the issuance of Shares upon the exercise of an Option, pay to Optionee the difference between the Exercise Price and the Fair Market Value of the Shares as of the date of exercise.

10.    Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11.    Term and Expiration of Option. The Option may only be exercised on or before the Expiration Date set forth in Section 1 of this Agreement, and may be exercised only in accordance with the Plan and the terms of the Option.

12.    Tax Consequences. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING ANY RETURNS AND PAYING ANY TAXES RESULTING FROM THE PURCHASE OF THE SHARES.

(a)    Exercise of Incentive Stock Option. If the Option is an Incentive Stock Option, there will be no regular federal income tax liability, or state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an item of alternative minimum taxable income for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(b)    Exercise of Nonstatutory Stock Option. If the Option is a Nonstatutory Stock Option, Optionee may incur a regular federal income tax liability and a state income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation, or collect from Optionee, and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c)    Disposition of Shares. If the Option is an Incentive Stock Option and if Shares transferred pursuant to the Option are held for more than one (1) year after exercise and more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of before the end of either of such two holding periods, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares, over the Exercise Price. If the Option is a Nonstatutory Stock Option, then gain realized on the disposition of Shares will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one (1) year after the exercise date.

(d)    Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

13.    Acknowledgment of Optionee. Optionee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof. Optionee has reviewed the Plan in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby accepts the Option subject to all of the terms and provisions thereof. Optionee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Plan or this Agreement.

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2016 STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

[Signature page follows.]

The parties have signed this Stock Option Agreement on the date first written above.

COMPANY:

Alpha Teknova, Inc.,
a California corporation

By:
Thomas E. Davis, Chief Executive Officer

OPTIONEE:

Name:

Address:

EXHIBIT A

2016 STOCK PLAN

[See attached.]

EXHIBIT B

EXERCISE NOTICE

[See attached.]

EXHIBIT C

STOCK RESTRICTION AGREEMENT

[See attached.]